UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 28, 2007
Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10033 (Commission File Number)	04-1671740 (IRS Employer Identification No.)

1041 521 Corporate Center Drive Fort Mill, South Carolina (Address of principal executive offices)	29715 (Zip Code)
Registrant’s telephone number, including area code: (803) 835-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On December 4, 2007, Wellman, Inc. (“Wellman” or the “Company”) announced that it received notification from the New York Stock Exchange (the “NYSE”) that, as a result of Wellman’s failure to satisfy the NYSE’s minimum share price continued listing standard and because the market capitalization of the Company’s common stock was below $25 million, the NYSE intends to suspend trading of Wellman’s common stock prior to the market opening on December 10, 2007 and take action to delist the common stock.
     On November 28, 2007, the Company received notification from the NYSE that the average closing price of its common stock has fallen below the NYSE’s continued listing standard relating to minimum share price. The standard requires that the average closing price of Wellman’s common stock for any consecutive 30-day trading period not be lower than $1.00.
     Wellman does not intend to appeal the NYSE’s decision and expects the Company’s common stock to be traded on the over-the-counter markets.
     On December 4, 2007, the Company issued a press release describing the notification received from the NYSE. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.   Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit

99.1	Press Release dated December 4, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellman, Inc.
December 4, 2007	/s/ Keith R. Phillips
Keith R. Phillips
Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated December 4, 2007.

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